Earnings Release
and Supplemental Information

Houston West 3

Phoenix 2

San Antonio 2

Northern Virginia

Quarter Ending December 31, 2014

CyrusOne
Built for Tomorrow. Ready Today.

Earnings Release and Supplemental Information

Table of Contents

Earnings Release	3
Consolidated Statements of Operations	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations (5 quarters)	10
Consolidated Balance Sheets (5 quarters)	11
Consolidated Statement of Cash Flow	12
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA	14
Reconciliation of Net Income (Loss) to FFO, Normalized FFO and AFFO	15
Market Capitalization Summary and Reconciliation of Net Debt	16
Colocation Square Footage (CSF) and Utilization	17
2015 Guidance	18
Data Center Portfolio	19
NRSF Under Development / Land Available for Future Development	21
Leasing Statistics - Lease Signings	22
Customer Diversification	23
Lease Distribution	24
Lease Expirations	25
Dividend and AFFO per Share Growth	26

Quarter Ending December 31, 2014

Exhibit 99.1

CyrusOne Reports Fourth Quarter 2014 Earnings
Year-over-Year AFFO Growth of 43% and Revenue Growth of 20%

DALLAS (February 18, 2015) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced fourth quarter and full year 2014 earnings.

Highlights

•	Fourth quarter revenue of $86.9 million and full year revenue of $330.9 million increased 20% and 26%, respectively, over fourth quarter and full year 2013

•	Fourth quarter Normalized FFO of $31.2 million and AFFO of $29.8 million increased 32% and 43%, respectively, over the fourth quarter of 2013

•	Full year Normalized FFO of $112.9 million and AFFO of $111.7 million increased 43% and 54%, respectively, over full year 2013

•	Fourth quarter Adjusted EBITDA of $44.6 million and full year Adjusted EBITDA of $169.3 million increased 12% and 22%, respectively over fourth quarter and full year 2013

•	Announcing a 50% increase in the quarterly dividend and distribution for the first quarter of 2015 to $0.315 per share on common shares and common share equivalents, up from $0.21 per share in 2014

•
Leased 44,000 colocation square feet in the fourth quarter, with utilization remaining high at 88%, increasing full year 2014 leasing to 236,000 colocation square feet and bringing development yield to 18%

•	Added three Fortune 1000 companies as new customers in the fourth quarter, increasing the total number of Fortune 1000 customers to 144, and fifteen Fortune 1000 companies for full year 2014

“CyrusOne had another outstanding year, with high growth rates across all key metrics, the addition of nearly 60 logos including 15 Fortune 1000 customers, and the introduction of an East Coast presence with the addition of Northern Virginia to our portfolio,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “Our success in attracting Fortune 1000 customers, which have outsourced less than 15% of their business, we believe will continue to enable us to deliver meaningful shareholder value through long-term growth in our FFO and appropriate increases in our dividend, highlighted by our 50% increase in the dividend payout for the quarter.”
Fourth Quarter 2014 Financial Results
Revenue was $86.9 million for the fourth quarter, compared to $72.3 million for the same period in 2013, an increase of 20%. Operating income of $11.2 million improved $2.2 million from the fourth quarter of 2013, as a $14.6 million increase in revenue and the impact of $3.0 million in asset impairments and transaction costs in the fourth quarter of 2013 were partially offset by increases in property operating expenses of $7.7 million, depreciation and amortization of $4.0 million, and sales, general and administrative expenses of $3.6 million. Net loss was $11.8 million for the fourth quarter, compared to a net loss of $3.8 million for the same period in 2013.
Net operating income (NOI)1 was $54.9 million for the fourth quarter, compared to $48.0 million in the same period in 2013, an increase of 14%. The increase in NOI was driven by the increase in revenue, partially offset by additional property operating costs from new facilities and expansions at existing facilities. Adjusted EBITDA2 was $44.6 million for the fourth quarter, compared to $39.9 million in the same period in 2013, an increase of 12%. The Adjusted EBITDA margin of 51.3% in the fourth quarter declined from 55.2% in the same period in 2013, primarily driven by increased electricity usage as well as the incremental expenses associated with the Company’s additional Sarbanes-Oxley compliance requirements resulting from the Company’s successful market-cap growth into large accelerated filer status in 2014.
Normalized Funds From Operations (Normalized FFO)3 was $31.2 million for the fourth quarter, compared to $23.6 million in the same period in 2013, an increase of 32%. The increase in Normalized FFO was primarily due to growth in Adjusted EBITDA as well as a decrease in interest expense. Normalized FFO per diluted common share or common share equivalent4 was $0.48 in the fourth quarter of 2014. Adjusted Funds From Operations (AFFO)5 was $29.8 million for the fourth quarter, compared to $20.8 million in the same period in 2013, an increase of 43%.

Full Year 2014 Financial Results
Revenue for the full year was $330.9 million, compared to $263.5 million in 2013, an increase of 26%. Net loss for the full year was $14.5 million compared to $35.8 million in 2013. The Company’s higher Adjusted EBITDA, the impacts of transaction-related compensation and asset impairments in 2013, and lower interest and income tax expense were partially offset by higher depreciation and amortization, loss on extinguishment of debt, and stock-based compensation.
Adjusted EBITDA increased 22% to $169.3 million from $138.7 million in 2013. Normalized FFO for the full year increased to $112.9 million in 2014 from $78.7 million in 2013, an increase of 43%. AFFO for the full year was $111.7 million, an increase of 54% from $72.4 million in 2013.
Leasing Activity
CyrusOne leased approximately 44,000 colocation square feet (CSF), or 5.3 MW of power, in the fourth quarter. Leases signed in the fourth quarter represent approximately $0.9 million in monthly recurring rent, or approximately $11 million in annualized contracted GAAP revenue6 excluding estimates for pass-through power. Including estimates of pass-through power charges, the leases signed this quarter represent approximately $14 million of annualized GAAP revenue once the customer has fully ramped in. The Company added three new Fortune 10007 customers in the fourth quarter, bringing the total to 144 customers in the Fortune 1000 and 669 customers in total as of December 31, 2014. The weighted average lease term of the new leases based on square footage was 69 months, and approximately 78% of the CSF was leased to metered customers with the remainder leased on a full service basis. Recurring rent churn8 for the fourth quarter of 2014 was 1.7%, compared to 1.1% for the fourth quarter of 2013.

Portfolio Utilization and Development
As of December 31, 2014, CyrusOne had approximately 1,225,000 CSF across 25 facilities, an increase of approximately 172,000, or 16%, from a year ago. CSF utilization9 for the fourth quarter was 88%, compared to 85% in the same period in 2013. In the fourth quarter of 2014, the Company completed construction on its Phoenix 2 facility, adding approximately 103,000 NRSF, including 37,000 leased CSF. In early 2015, CyrusOne completed construction on its new facility in Northern Virginia, adding approximately 129,000 NRSF, including 30,000 CSF. Construction continues on new facilities in San Antonio and Houston, with the Company expecting to add a total of approximately 453,000 NRSF and 90,000 CSF in the first half of 2015. The Company also expects to begin construction on an additional 56,000 CSF at its Carrollton facility in Dallas and an additional 36,000 CSF at its Phoenix 2 facility in the first half of 2015.

Balance Sheet and Liquidity

As of December 31, 2014, the Company had $659.8 million of long term debt, cash of $36.5 million, and $315.0 million available under its unsecured revolving credit facility. Net debt10 was $636.7 million as of December 31, 2014, approximately 26% of the Company's total enterprise value or 3.6x Adjusted EBITDA for the last quarter annualized. Available liquidity11 was $351.5 million as of December 31, 2014.

In November and December of 2014, the Company repurchased a portion of its outstanding 6 3/8% Senior Notes due 2022 having an aggregate face value of $150.2 million for a purchase price of $163.0 million.

Dividend and Distribution
On November 4, 2014, the Company announced a dividend and distribution of $0.21 per share of common stock and common stock equivalent for the fourth quarter of 2014. The dividend / distribution was paid on January 9, 2015, to stockholders and unitholders of record at the close of business on December 26, 2014.

Additionally, today the Company is announcing a dividend and distribution of $0.315 per share of common stock and common stock equivalent for the first quarter of 2015. The dividend / distribution will be paid on April 15, 2015, to stockholders and unitholders of record at the close of business on March 27, 2015.

Guidance

CyrusOne is issuing the following guidance for full year 2015:

Category	2014 Results	2015 Guidance
Total Revenue	$331 million	$370 - $385 million
Base Revenue	$290 million	$322 - $332 million
Metered Power Reimbursements	$41 million	$48 - $53 million
Adjusted EBITDA	$169 million	$185 - $195 million
Normalized FFO per diluted common share or common share equivalent*	$1.73	$1.90 - $2.00
Capital Expenditures	$284 million	$215 - $240 million
Development**	$280 million	$210 - $230 million
Recurring	$4 million	$5 - $10 million

* Assumes weighted average diluted common share or common share equivalents for 2015 of 66 million.
** Development capital is inclusive of capital used for the acquisition of land for future development.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

Upcoming Conferences and Events

•	Citi Global Property CEO Conference on March 1-4 in Miami

Conference Call Details

CyrusOne will host a conference call on February 18, 2015, at 1:00 PM Eastern Time (12:00 PM Central Time) to discuss its results for the fourth quarter of 2014. A live webcast of the conference call will be available under the “Investor Relations” tab in the “Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-866-652-5200, and the international dial-in number is 1-412-317-6060. A replay will be available one hour after the conclusion of the earnings call on February 18, 2015, until 9:00 AM Eastern Time (8:00 AM Central Time) on February 26, 2015. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10058835.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income and Net debt should not be construed as being more important than comparable

GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio.
2Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs and other special items. FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne's customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry.
4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average diluted common shares and common share equivalents outstanding for the quarter, which were 65,316,202 for the fourth quarter of 2014.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
7Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
8Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

9Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.

10Net debt provides a useful measure of liquidity and financial health. The Company defines Net Debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.
About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 665 customers, including nine of the Fortune 20 and 144 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 25 data centers worldwide.

Investor Relations:
Michael Schafer
972-350-0060
investorrelations@cyrusone.com

CyrusOne Inc.
Condensed Consolidated and Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Change				Change
	2014	2013	$	%	2014	2013	$	%
Revenue	$86.9	$72.3	$14.6	20%	$330.9	$263.5	$67.4	26%
Costs and expenses:
Property operating expenses	32.0	24.3	7.7	32%	124.5	93.2	31.3	34%
Sales and marketing	3.1	2.6	0.5	19%	12.8	10.6	2.2	21%
General and administrative	9.9	6.8	3.1	46%	34.6	28.0	6.6	24%
Depreciation and amortization	30.6	26.6	4.0	15%	118.0	95.2	22.8	24%
Restructuring charges	—	—	—	n/m	—	0.7	(0.7)	(100)%
Transaction costs	0.1	0.2	(0.1)	(50)%	1.0	1.4	(0.4)	(29)%
Transaction-related compensation	—	—	—	n/m	—	20.0	(20.0)	(100)%
Asset impairments	—	2.8	(2.8)	(100)%	—	2.8	(2.8)	(100)%
Total costs and expenses	75.7	63.3	12.4	20%	290.9	251.9	39.0	15%
Operating income	11.2	9.0	2.2	24%	40.0	11.6	28.4	245%
Interest expense	9.1	11.5	(2.4)	(21)%	39.5	43.7	(4.2)	(10)%
Other income	—	—	—	n/m	—	(0.1)	0.1	(100)%
Loss on extinguishment of debt	13.6	—	13.6	n/m	13.6	1.3	12.3	946%
Income (loss) before income taxes	(11.5)	(2.5)	(9.0)	360%	(13.1)	(33.3)	20.2	(61)%
Income tax expense	(0.3)	(1.1)	0.8	(73)%	(1.4)	(2.3)	0.9	(39)%
Loss on sale of real estate improvements	—	(0.2)	0.2	(100)%	—	(0.2)	0.2	(100)%
Net income (loss)	(11.8)	(3.8)	(8.0)	n/m	(14.5)	(35.8)	21.3	(59)%
Net loss attributed to Predecessor	—	—	—	n/m	—	(20.2)	20.2	(100)%
Noncontrolling interest in net income (loss)	(4.8)	(2.5)	(2.3)	92%	(6.7)	(10.3)	3.6	(35)%
Net income (loss) attributed to common stockholders	$(7.0)	$(1.3)	$(5.7)	438%	$(7.8)	$(5.3)	$(2.5)	47%
Loss per common share - basic and diluted	$(0.19)	$(0.06)			$(0.30)	$(0.28)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	December 31,	Change
	2014	2013	$	%
Assets
Investment in real estate:
Land	$89.7	$89.3	$0.4	—%
Buildings and improvements	812.6	783.7	28.9	4%
Equipment	349.1	190.2	158.9	84%
Construction in progress	127.0	57.3	69.7	122%
Subtotal	1,378.4	1,120.5	257.9	23%
Accumulated depreciation	(327.0)	(236.7)	(90.3)	38%
Net investment in real estate	1,051.4	883.8	167.6	19%
Cash and cash equivalents	36.5	148.8	(112.3)	(75)%
Rent and other receivables	60.9	41.2	19.7	48%
Goodwill	276.2	276.2	—	—%
Intangible assets, net	68.9	85.9	(17.0)	(20)%
Due from affiliates	0.8	0.6	0.2	33%
Other assets	91.8	70.3	21.5	31%
Total assets	$1,586.5	$1,506.8	$79.7	5%
Liabilities and Equity
Accounts payable and accrued expenses	$69.9	$66.8	$3.1	5%
Deferred revenue	65.7	55.9	9.8	18%
Due to affiliates	7.3	8.5	(1.2)	(14)%
Capital lease obligations	13.4	16.7	(3.3)	(20)%
Long-term debt	659.8	525.0	134.8	26%
Other financing arrangements	53.4	56.3	(2.9)	(5)%
Total liabilities	869.5	729.2	140.3	19%
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 38,651,517 and 21,991,669 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	0.4	0.2	0.2	100%
Paid in capital	516.5	340.7	175.8	52%
Accumulated deficit	(55.9)	(18.9)	(37.0)	196%
Other Comprehensive Income	(0.3)	—	(0.3)	n/m
Total shareholders’ equity	460.7	322.0	138.7	43%
Noncontrolling interest	256.3	455.6	(199.3)	(44)%
Total equity	717.0	777.6	(60.6)	(8)%
Total liabilities and shareholders’ equity	$1,586.5	$1,506.8	$79.7	5%

CyrusOne Inc.
Condensed Consolidated and Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Revenue:
Base Revenue	$75.4	$73.9	$71.4	$69.4	$66.0
Metered Power Reimbursements	11.5	10.9	10.3	8.1	6.3
Total Revenue	86.9	84.8	81.7	77.5	72.3
Costs and expenses:
Property operating expenses	32.0	33.0	31.8	27.7	24.3
Sales and marketing	3.1	3.2	3.5	3.0	2.6
General and administrative	9.9	9.0	8.4	7.3	6.8
Depreciation and amortization	30.6	30.0	29.8	27.6	26.6
Restructuring charges	—	—	—	—	—
Transaction costs	0.1	—	0.8	0.1	0.2
Asset impairments	—	—	—	—	2.8
Total costs and expenses	75.7	75.2	74.3	65.7	63.3
Operating income	11.2	9.6	7.4	11.8	9.0
Interest expense	9.1	9.0	10.7	10.7	11.5
Other income	—	—	—	—	—
Loss on extinguishment of debt	13.6	—	—	—	—
Income (loss) before income taxes	(11.5)	0.6	(3.3)	1.1	(2.5)
Income tax expense	(0.3)	(0.4)	(0.3)	(0.4)	(1.1)
Loss on sale of real estate improvements	—	—	—	—	(0.2)
Net income (loss) from continuing operations	(11.8)	0.2	(3.6)	0.7	(3.8)
Noncontrolling interest in net income (loss)	(4.8)	0.1	(2.5)	0.5	(2.5)
Net income (loss) attributed to common stockholders	$(7.0)	$0.1	$(1.1)	$0.2	$(1.3)
Loss per common share - basic and diluted	$(0.19)	$—	$(0.06)	$—	$(0.06)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Assets
Investment in real estate:
Land	$89.7	$89.7	$89.7	$89.6	$89.3
Buildings and improvements	812.6	796.6	791.7	787.0	783.7
Equipment	349.1	312.5	298.8	206.4	190.2
Construction in progress	127.0	120.9	59.5	99.4	57.3
Subtotal	1,378.4	1,319.7	1,239.7	1,182.4	1,120.5
Accumulated depreciation	(327.0)	(303.5)	(280.6)	(257.6)	(236.7)
Net investment in real estate	1,051.4	1,016.2	959.1	924.8	883.8
Cash and cash equivalents	36.5	30.4	49.3	125.2	148.8
Rent and other receivables	60.9	59.1	61.5	42.4	41.2
Goodwill	276.2	276.2	276.2	276.2	276.2
Intangible assets, net	68.9	73.2	77.4	81.7	85.9
Due from affiliates	0.8	1.3	0.5	0.9	0.6
Other assets	91.8	81.6	82.1	76.9	70.3
Total assets	$1,586.5	$1,538.0	$1,506.1	$1,528.1	$1,506.8
Liabilities and Equity
Accounts payable and accrued expenses	$69.9	$100.2	$83.9	$88.8	$66.8
Deferred revenue	65.7	66.1	66.7	64.8	55.9
Due to affiliates	7.3	7.4	7.4	10.8	8.5
Capital lease obligations	13.4	14.2	15.0	15.5	16.7
Long-term debt	659.8	555.0	525.0	525.0	525.0
Other financing arrangements	53.4	55.1	57.1	56.4	56.3
Total liabilities	869.5	798.0	755.1	761.3	729.2
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 38,651,517 and 21,991,669 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	0.4	0.4	0.4	0.2	0.2
Paid in capital	516.5	513.7	511.1	342.9	340.7
Accumulated deficit	(55.9)	(40.8)	(32.7)	(23.5)	(18.9)
Other Comprehensive Income	(0.3)	—	—	—	—
Total shareholders’ equity	460.7	473.3	478.8	319.6	322.0
Noncontrolling interests	256.3	266.7	272.2	447.2	455.6
Total shareholders' equity	717.0	740.0	$751.0	$766.8	777.6
Total liabilities and shareholders’ equity	$1,586.5	$1,538.0	$1,506.1	$1,528.1	$1,506.8

CyrusOne Inc.
Condensed Consolidated Statement of Cash Flow
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Cash flows from operating activities:
Net loss	$(11.8)	$(3.8)	$(14.5)	$(35.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30.6	26.6	118.0	95.2
Provision for bad debt write off	(0.1)	0.1	0.8	0.4
Asset impairments	—	2.8	—	2.8
Loss on extinguishment of debt	13.6	—	13.6	1.3
Noncash interest expense	0.7	1.3	3.4	4.1
Deferred income tax expense (benefit), including valuation allowance change	—	0.6	—	0.9
Stock-based compensation expense	2.7	1.1	10.3	6.2
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in receivables and other assets	(5.7)	(14.8)	(37.0)	(25.3)
Increase (decrease) in accounts payable and accrued expenses	(7.2)	(1.8)	6.9	5.9
Increase (decrease) in deferred revenues	(0.4)	0.8	9.8	3.1
(Decrease) Increase in payables to related parties	0.4	1.7	(0.2)	19.9
Other	—	—	—	0.7
Net cash provided by operating activities	22.8	14.6	111.1	79.4
Cash flows from investing activities:
Capital expenditures – acquisitions of real estate	—	(14.7)	—	(48.0)
Capital expenditures – other	(89.3)	(48.3)	(284.2)	(180.6)
Release of restricted cash	—	—	—	6.3
Other	—	(0.2)	—	(0.2)
Net cash used in investing activities	(89.3)	(63.2)	(284.2)	(222.5)
Cash flows from financing activities:
Issuance of common stock	0.1	—	356.0	360.5
Stock issuance costs	—	—	(1.3)	—
IPO costs	—	(3.2)	—	(26.6)
Acquisition of operating partnership units	—	—	(355.9)	—
Dividends paid	(13.5)	(10.3)	(50.9)	(31.0)
Borrowings from revolving credit agreement	285.0	—	315.0	—
Payments on revolving credit facility	(30.0)	—	(30.0)	—
Payments on senior notes	(150.2)	—	(150.2)	—
Payments on capital lease obligations	0.1	(1.6)	(3.0)	(5.9)
Payments on financing obligations	(0.9)	(0.7)	(0.9)	(0.7)
Payment to buyout capital leases	—	—	—	(9.6)
Payment to buyout other financing arrangements	—	—	—	(10.2)
Debt issuance costs	(5.2)	—	(5.2)	(1.3)
Payment of debt extinguishment costs	(12.8)	—	(12.8)	—

Contributions from/(distributions to) parent, net	—	—	—	0.2
Net cash provided by (used in) by financing activities	72.6	(15.8)	60.8	275.4
Net (decrease) increase in cash and cash equivalents	6.1	(64.4)	(112.3)	132.3
Cash and cash equivalents at beginning of period	30.4	213.2	148.8	16.5
Cash and cash equivalents at end of period	$36.5	$148.8	$36.5	$148.8

Supplemental disclosures
Cash paid for interest, net of amount capitalized	$18.9	$18.9	$41.3	$41.0
Cash paid for income taxes	—	—	0.4	—
Capitalized interest	1.6	—	4.6	1.6
Noncash investing and financing transactions:
Acquisition of property in accounts payable and other liabilities	26.8	51.5	26.8	51.5
Contribution receivable from Parent related to transaction-related compensation	—	19.6	—	19.6
Dividend payable	14.3	10.4	14.3	10.4
Deferred IPO costs	—	—	—	1.7
Deferred IPO costs reclassified to additional paid in capital	—	—	—	9.5
Reclass of equipment to held for sale	—	0.3	—	0.3
Noncash additions to fixed assets through other financing arrangements	—	4.0	—	4.0

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2013	$	%	2014	2014	2014	2014	2013
Net Operating Income
Revenue	$330.9	$263.5	$67.4	26%	$86.9	$84.8	$81.7	$77.5	$72.3
Property operating expenses	124.5	93.2	31.3	34%	32.0	33.0	31.8	27.7	24.3
Net Operating Income (NOI)	$206.4	$170.3	$36.1	21%	$54.9	$51.8	$49.9	$49.8	$48.0
NOI as a % of Revenue	62.4%	64.6%			63.2%	61.1%	61.1%	64.3%	66.4%
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(14.5)	$(35.8)	$21.3	(59)%	$(11.8)	$0.2	$(3.6)	$0.7	$(3.8)
Adjustments:
Interest expense	39.5	43.7	(4.2)	(10)%	9.1	9.0	10.7	10.7	11.5
Other income	—	(0.1)	0.1	n/m	—	—	—	—	—
Income tax expense	1.4	2.3	(0.9)	(39)%	0.3	0.4	0.3	0.4	1.1
Depreciation and amortization	118.0	95.2	22.8	24%	30.6	30.0	29.8	27.6	26.6
Restructuring charges	—	0.7	(0.7)	n/m	—	—	—	—	—
Legal claim costs	—	0.7	(0.7)	n/m	—	—	—	—	—
Transaction costs	1.0	1.4	(0.4)	(29)%	0.1	—	0.8	0.1	0.2
Stock-based compensation	10.3	6.3	4.0	63%	2.7	2.6	2.8	2.2	1.3
Asset impairments	—	2.8	(2.8)	n/m	—	—	—	—	2.8
Loss on extinguishment of debt	13.6	1.3	12.3	n/m	13.6	—	—	—	—
Gain on sale of real estate improvements	—	0.2	(0.2)	n/m	—	—	—	—	0.2
Transaction-related compensation	—	20.0	(20.0)	n/m	—	—	—	—	—
Adjusted EBITDA	$169.3	$138.7	$30.6	22%	$44.6	$42.2	$40.8	$41.7	$39.9
Adjusted EBITDA as a % of Revenue	51.2%	52.6%			51.3%	49.8%	49.9%	53.8%	55.2%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Year Ended				Three Months Ended
	December 31,		Change		December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	2014	2013	$	%
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:
Net (loss) income	$(14.5)	$(35.8)	$21.3	(59)%	$(11.8)	$0.2	$(3.6)	$0.7	$(3.8)
Adjustments:
Real estate depreciation and amortization	95.9	70.6	25.3	36%	25.1	24.5	24.1	22.2	20.0
Amortization of customer relationship intangibles	16.9	16.8	0.1	1%	4.2	4.2	4.3	4.2	4.2
Real estate impairments	—	2.8	(2.8)	n/m	—	—	—	—	2.8
Gain on sale of real estate improvements	—	0.2	(0.2)	n/m	—	—	—	—	0.2
Funds from Operations (FFO)	$98.3	$54.6	43.7	n/m	$17.5	$28.9	$24.8	$27.1	$23.4
Transaction-related compensation	—	20.0	(20.0)	n/m	—	—	—	—	—
Loss on extinguishment of debt	13.6	1.3	12.3	n/m	13.6	—	—	—	—
Restructuring charges	—	0.7	(0.7)	n/m	—	—	—	—	—
Legal claim costs	—	0.7	(0.7)	n/m	—	—	—	—	—
Transaction costs	1.0	1.4	(0.4)	(29)%	0.1	—	0.8	0.1	0.2
Normalized Funds from Operations (Normalized FFO)	$112.9	$78.7	$34.2	43%	$31.2	$28.9	$25.6	$27.2	$23.6
Normalized FFO per diluted common share or common share equivalent	$1.73	$1.22	$0.51	42%	$0.48	$0.44	$0.39	$0.42	$0.37
Weighted Average diluted common share and common share equivalent outstanding	65.3	64.6	0.7	1%	65.3	65.3	65.3	65.0	64.6
Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$112.9	$78.7	34.2	43%	$31.2	$28.9	$25.6	$27.2	$23.6
Adjustments:
Amortization of deferred financing costs	3.4	4.1	(0.7)	(17)%	0.7	0.9	0.9	0.9	1.3
Stock-based compensation	10.3	6.3	4.0	63%	2.7	2.6	2.8	2.2	1.3
Non-real estate depreciation and amortization	5.2	7.8	(2.6)	(33)%	1.4	1.2	1.4	1.2	2.4
Deferred revenue and straight line rent adjustments	(10.5)	(13.9)	3.4	(24)%	(2.3)	(1.5)	(3.7)	(3.0)	(4.2)
Leasing commissions	(5.8)	(6.8)	1.0	(15)%	(2.9)	(0.9)	(1.4)	(0.6)	(1.7)
Recurring capital expenditures	(3.8)	(4.2)	0.4	(10)%	(1.0)	(2.1)	(0.3)	(0.4)	(1.9)
Deferred income tax expense	—	0.4	(0.4)	n/m	—	—	—	—	—
Adjusted Funds from Operations (AFFO)	$111.7	$72.4	$39.3	54%	$29.8	$29.1	$25.3	$27.5	$20.8

CyrusOne Inc.
Market Capitalization Summary and Reconciliation of Net Debt
(Unaudited)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of December 31, 2014	Market Value Equivalents (in millions)
Common shares	38,651,517	$27.55	$1,064.8
Operating Partnership units	26,601,835	$27.55	732.9
Net Debt			636.7
Total Enterprise Value (TEV)			$2,434.4
Net Debt as a % of TEV			26.2%
Net Debt to LQA Adjusted EBITDA			3.6x

Reconciliation of Net Debt

(dollars in millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Long-term debt	$659.8	$555.0	$525.0	$525.0	$525.0
Capital lease obligations	13.4	14.2	15.0	15.5	16.7
Less:
Cash and cash equivalents	(36.5)	(30.4)	(49.3)	(125.2)	(148.8)
Net Debt	$636.7	$538.8	$490.7	$415.3	$392.9

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of December 31, 2014		As of December 31, 2013
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Cincinnati	420,223	90%	419,231	89%
Dallas	294,969	86%	231,598	80%
Houston	255,094	85%	230,718	91%
Phoenix	114,026	100%	36,654	67%
Austin	59,995	87%	54,003	69%
San Antonio	43,843	100%	43,487	100%
Chicago	23,298	58%	23,298	52%
International	13,200	80%	13,200	78%
Total Footprint	1,224,648	88%	1,052,189	85%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the customer has occupied the space) by total CSF.

CyrusOne Inc.
2015 Guidance
(Unaudited)

Category	2014 Results	2015 Guidance
Total Revenue	$331 million	$370 - $385 million
Base Revenue	$290 million	$322 - $332 million
Metered Power Reimbursements	$41 million	$48 - $53 million
Adjusted EBITDA	$169 million	$185 - $195 million
Normalized FFO per diluted common share or common share equivalent*	$1.73	$1.90 - $2.00

Capital Expenditures	$284 million	$215 - $240 million
Development**	$280 million	$210 - $230 million
Recurring	$4 million	$5 - $10 million

*	Assumes weighted average diluted common share or common share equivalents for 2015 of 66 million.
**	Development capital is inclusive of capital used for the acquisition of land for future development.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2014
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(j)	Available UPS Capacity (MW)(k)
Facilities	Metro Area	Annualized Rent(b)	Colocation Space (CSF)(c)	CSF Leased(d)	CSF Utilized (e)	Office & Other(f)	Office & Other Leased(g)	Supporting Infrastructure(h)	Total(i)
Westway Park Blvd., Houston, TX (Houston West 1)	Houston	$52,457,037	112,133	97%	97%	10,563	98%	37,063	159,759	3,000	28
S. State Highway 121 Business Lewisville, TX (Lewisville)*	Dallas	38,366,836	108,687	96%	97%	11,279	96%	59,345	179,311	—	18
West Seventh St., Cincinnati, OH (7th Street)***	Cincinnati	35,253,793	212,664	92%	92%	5,744	100%	171,561	389,969	37,000	13
Southwest Fwy., Houston, TX (Galleria)	Houston	33,512,474	63,469	77%	77%	23,259	51%	24,927	111,655	—	14
W. Frankford, Carrollton, TX (Frankford)	Dallas	25,322,096	170,627	77%	78%	13,745	71%	66,020	250,392	272,000	18
South Ellis Street Chandler, AZ (Phoenix 1)	Phoenix	20,937,731	77,504	99%	100%	34,471	10%	38,441	150,416	31,000	27
Kingsview Dr., Lebanon, OH (Lebanon)	Cincinnati	20,031,449	65,303	83%	84%	44,886	72%	52,950	163,139	65,000	14
Westover Hills Blvd, San Antonio, TX (San Antonio 1)	San Antonio	18,637,788	43,843	100%	100%	5,989	89%	45,606	95,438	11,000	12
Industrial Rd., Florence, KY (Florence)	Cincinnati	16,345,633	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Westway Park Blvd., Houston, TX (Houston West 2)	Houston	12,919,914	79,492	73%	74%	3,112	59%	56,432	139,036	12,000	12
Metropolis Dr., Austin, TX (Austin 2)	Austin	9,644,277	43,772	78%	87%	912	79%	22,666	67,350	—	5
Knightsbridge Dr., Hamilton, OH (Hamilton)*	Cincinnati	9,235,796	46,565	77%	78%	1,077	100%	35,336	82,978	—	10
Parkway Dr., Mason, OH (Mason)	Cincinnati	6,022,440	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
E. Ben White Blvd., Austin, TX (Austin 1)*	Austin	5,634,831	16,223	87%	87%	21,476	100%	7,517	45,216	—	2
Kestral Way (London)**	London	5,488,782	10,000	99%	99%	—	—%	—	10,000	—	1
Midway Rd., Carrollton, TX (Midway)**	Dallas	5,408,662	8,390	100%	100%	—	—%	—	8,390	—	1
South Ellis Street Chandler, AZ (Phoenix 2)	Phoenix	2,349,948	36,522	100%	100%	5,540	36%	20,784	62,846	—	6
Springer St., Lombard, IL (Lombard)	Chicago	2,229,308	13,516	73%	74%	4,115	100%	12,230	29,861	29,000	3
Marsh Lane, Carrollton, TX (Marsh Ln)**	Dallas	2,226,028	4,245	100%	100%	—	—%	—	4,245	—	1
Goldcoast Dr., Cincinnati, OH (Goldcoast)	Cincinnati	1,484,798	2,728	100%	100%	5,280	100%	16,483	24,491	14,000	1
Bryan St., Dallas, TX (Bryan St)**	Dallas	908,954	3,020	51%	51%	—	—%	—	3,020	—	1
McAuley Place, Blue Ash, OH (Blue Ash)*	Cincinnati	529,162	6,193	39%	39%	6,950	100%	2,166	15,309	—	1
E. Monroe St., South Bend, IN (Monroe St.)	South Bend	446,245	6,350	33%	33%	—	—%	6,478	12,828	4,000	1
Crescent Circle, South Bend, IN (Blackthorn)*	South Bend	361,582	3,432	43%	43%	—	—%	5,125	8,557	11,000	1
Jurong East (Singapore)**	Singapore	316,189	3,200	19%	19%	—	—%	—	3,200	—	1
Total		$326,071,753	1,224,648	88%	88%	271,704	74%	738,697	2,235,049	489,000	198

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

***	The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2014, multiplied by 12. For the month of December 2014, our total portfolio annualized rent was $326.1 million, customer reimbursements were $46.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From January 1, 2013 through December 31, 2014, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2014 was $336.5 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)
Percent leased is determined based on CSF being billed to customers under signed leases as of December 31, 2014 divided by total CSF. Leases signed but not commenced as of December 2014 are not included.

(e)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the customer has occupied the space) by total CSF.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(g)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of December 31, 2014 divided by total Office & Other space. Leases signed but not commenced as of December 2014 are not included.

(h)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(i)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(j)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(k)
UPS capacity (also referred to as critical load) represents the aggregate power available for lease and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of December 31, 2014
(Dollars in millions)
(Unaudited)

		NRSF Under Development (a)						Under Development Costs(b)
Facilities	Metro Area	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(c)	Total	UPS MW Capacity (d)	Actual to Date(e)	Estimated Costs to Completion	Total
W. Frankford Rd. (Carrollton)	Dallas	56,000	12,000	18,000	—	86,000	3.0	$4	$16-20	$20-24
Westover Hills Blvd. (San Antonio 2)	San Antonio	30,000	20,000	25,000	49,000	124,000	3.0	26	14-17	40-43
Westway Park Blvd. (Houston West 3)	Houston	60,000	10,000	10,000	249,000	329,000	6.0	29	24-30	53-59
South Ellis Street, Chandler, AZ (Phoenix 2)	Phoenix	36,000	—	4,000	—	40,000	—	3	1-2	4-5
Ridgetop Circle, Sterling, VA (Northern VA)	Northern Virginia	30,000	16,000	35,000	48,000	129,000	6.0	39	4-5	44-45
Total		212,000	58,000	92,000	346,000	708,000	18.0	$101	$59-74	$161-176

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
UPS Capacity (also referred to as critical load) represents the aggregate power available for lease to and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Capex-to-date is the cash investment as of December 31, 2014. There may be accruals above this amount for work completed, for which cash has not yet been paid.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of December 31, 2014
(Unaudited)

As of
Market	December 31, 2014
Cincinnati	98
Dallas	—
Houston	20
Virginia	10
Austin	22
Phoenix	37
San Antonio	13
Chicago	—
International	—
Total Available	200

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of December 31, 2014
(Dollars in thousands)
(Unaudited)

				Annualized	Weighted
	Number	Total CSF	Total kW	GAAP	Average
Period	of Leases(a)	Signed(b)	Signed(c)	Revenue ($000)(d)	Lease Term(e)
Q4'14	335	44,000	5,262	$11,397	69
Prior 4Q Avg.	279	59,750	11,033	$13,845	69
Q3'14	287	33,000	3,410	$8,332	79
Q2'14	275	59,000	17,374	$17,215	91
Q1'14	270	100,000	16,058	$18,075	64
Q4'13	283	47,000	7,250	$11,756	43

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)	Excludes estimates for pass-through power. Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease, multiplied by 12.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of December 31, 2014
(Dollars in thousands)
(Unaudited)

(a)	Monthly recurring rent is defined as average monthly contractual rent during the term of the lease. Contractual rent does not include metered power reimbursements.

CyrusOne Inc.
Customer Diversification(a)
As of December 31, 2014
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Energy	2	$21,670,137	6.6%	34.2
2	Telecommunications (CBI)(e)	8	20,188,964	6.2%	18.4
3	Information Technology	1	15,473,502	4.7%	51.0
4	Information Technology	3	15,401,712	4.7%	42.2
5	Telecommunication Services	2	15,179,310	4.7%	37.8
6	Research and Consulting Services	3	14,715,147	4.5%	16.3
7	Energy	5	13,281,282	4.1%	7.9
8	Information Technology	2	9,736,358	3.0%	30.0
9	Financials	1	6,000,225	1.8%	65.0
10	Telecommunication Services	5	5,265,673	1.6%	52.0
11	Energy	2	4,944,360	1.5%	19.0
12	Information Technology	1	4,830,477	1.5%	11.4
13	Energy	1	4,805,574	1.5%	14.7
14	Consumer Staples	1	4,788,363	1.5%	88.1
15	Information Technology	1	4,665,712	1.4%	74.0
16	Information Technology	2	4,063,820	1.2%	63.2
17	Financials	6	3,955,165	1.2%	61.1
18	Energy	4	3,942,776	1.2%	10.6
19	Energy	1	3,729,003	1.1%	17.3
20	Energy	2	3,423,904	1.1%	24.9
			$180,061,464	55.1%	33.9

(a)	Includes affiliates.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2014, multiplied by 12. For the month of December 2014, our total portfolio annualized rent was $326.1 million, and customer reimbursements were $46.2 million annualized, consisting of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From January 1, 2013 through December 31, 2014, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent for our total portfolio as of December 31, 2014 was $336.5 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2014, which was approximately $326.1 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2014, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(e)
Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 2.4% of our annualized rent as of December 31, 2014.

CyrusOne Inc.
Lease Distribution
As of December 31, 2014
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	484	73%	95,342	5%	$37,213,773	11%
1,000-2,499	66	10%	99,148	5%	20,428,533	6%
2,500-4,999	39	6%	141,283	7%	26,318,396	8%
5,000-9,999	31	5%	220,539	12%	55,091,724	17%
10,000+	40	6%	1,359,823	71%	187,019,327	58%
Total	660	100%	1,916,135	100%	$326,071,753	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of December 31, 2014. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2014, multiplied by 12. For the month of December 2014, customer reimbursements were $46.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From January 1, 2013 through December 31, 2014, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2014 was $336.5 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of December 31, 2014
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		318,914	14%
Month-to-Month	179	29,404	1%	$11,797,455	4%	$11,821,342	3%
2015	889	405,588	18%	72,881,716	22%	78,293,399	22%
2016	583	273,516	12%	67,050,718	21%	67,652,797	19%
2017	749	325,430	15%	50,141,151	15%	52,195,763	15%
2018	223	218,922	10%	43,240,350	13%	47,044,582	14%
2019	200	250,368	11%	35,707,357	11%	38,961,034	11%
2020	78	164,719	8%	17,718,630	5%	19,571,243	6%
2021	71	74,347	3%	14,976,412	5%	16,455,928	5%
2022	3	31,369	1%	3,267,554	1%	3,578,407	1%
2023	43	59,823	3%	6,262,053	2%	7,662,408	2%
2024 - Thereafter	10	82,649	4%	3,028,357	1%	6,958,380	2%
Total	3,028	2,235,049	100%	$326,071,753	100%	$350,195,283	100%

(a)
Leases that were auto-renewed prior to December 31, 2014 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2014, multiplied by 12. For the month of December 2014, our total portfolio annualized rent was $326.1 million, customer reimbursements were $46.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From January 1, 2013 through December 31, 2014, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2014 was $336.5 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of December 31, 2014, multiplied by 12.

CyrusOne Inc.
Dividend and AFFO per Share Growth
(Unaudited)

	2013	2014	2015
Dividend per share (quarterly)	$0.160	$0.210	$0.315
Dividend per share (annualized)	$0.640	$0.840	$1.260
% Increase	—	31%	50%

	2013	2014
AFFO per share	$1.12	$1.71
% Increase	—	53%

AFFO payout ratio	57%	49%